Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Edge Therapeutics, Inc. of our report dated October 1, 2018 relating to our audits of the December 31, 2017 and 2016 financial statements of PDS Biotechnology Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Haynie & Company
Salt Lake City, Utah
January 25, 2019